                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              HARTE-HANKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                               HARTE-HANKS, INC.
                       200 CONCORD PLAZA DRIVE, SUITE 800
                            SAN ANTONIO, TEXAS 78216

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 1999

     As a stockholder of Harte-Hanks, Inc., you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company to be held at 200 Concord Plaza Drive, First Floor, San Antonio, Texas, on Tuesday, May 4, 1999, at 10:00 a.m. local time, for the following purposes:

     1. To elect two Class III directors, each for a three-year term; and

     2. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on March 15, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ASSURE YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                            By Order of the Board of Directors,

                                            DONALD R. CREWS
                                            Senior Vice President, Legal and
                                            Secretary

San Antonio, Texas
March 26, 1999

                            YOUR VOTE IS IMPORTANT.
                     PLEASE EXECUTE AND RETURN PROMPTLY THE
                 ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                               HARTE-HANKS, INC.
                       200 CONCORD PLAZA DRIVE, SUITE 800
                            SAN ANTONIO, TEXAS 78216
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 1999
                             ---------------------

     This Proxy Statement is furnished to stockholders of Harte-Hanks, Inc. ("Harte-Hanks" or the "Company") for use at the 1999 Annual Meeting of Stockholders to be held at the date, time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, or at any adjournment thereof. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. A stockholder executing the accompanying proxy has the right to revoke it at any time prior to the voting thereof by notifying the secretary of the Company in writing, executing a subsequent proxy, or attending the meeting and voting in person. Unless a contrary choice is so indicated, all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the proxy card. The record date for stockholders entitled to vote at the Annual Meeting is the close of business on March 15, 1999. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent or given to stockholders is March 26, 1999.

                               VOTING PROCEDURES

     The accompanying proxy card is designed to permit each stockholder of record at the close of business on the record date, March 15, 1999 (the "Record Date"), to vote in the election of Class III directors. The proxy card provides space for a stockholder (i) to vote in favor of or to withhold voting for the nominees for the Class III Directors, (ii) to vote for or against any proposal to be considered at the Annual Meeting or (iii) to abstain from voting on any proposal other than election of Class III directors if the stockholder chooses to do so. The election of Class III directors will be decided by a plurality of the votes cast.

     The holders of a majority of all of the shares of stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders to determine the total number of votes cast. Abstentions are not counted as votes for or against any such proposals. Broker nonvotes are not counted as votes cast for purposes of determining whether a proposal has been approved.

     Stockholders are urged to sign the enclosed proxy and return it promptly. When a signed card is returned with choices specified with respect to voting matters, the shares represented are voted by the proxies designated on the proxy card in accordance with the stockholder's instructions. The proxies for the stockholders are Larry Franklin and Houston H. Harte.

     If a signed proxy card is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted FOR the election of the two nominees for Class III director, and at the discretion of the proxies on any other matter that may properly come before the Annual Meeting or any adjournment.

     The total outstanding capital stock of the Company as of March 15, 1999 consisted of 70,978,871 shares of Common Stock. Each share of Common Stock is entitled to one vote.

                    MATTERS TO BE BROUGHT BEFORE THE MEETING

PROPOSAL ONE -- ELECTION OF CLASS III DIRECTORS

     The current number of members of the Board of Directors is seven. The Board of Directors is divided into three classes, each of which serves for a three-year term. One class of directors is elected each year. The term of the Company's Class III directors will expire at the Annual Meeting. The Class III directors elected in 1999 will serve for a term of three years which expires at the Annual Meeting of Stockholders in 2002 or when their successors are elected and qualified. The election of directors will be decided by a plurality vote of the votes cast in writing.

     The nominees for Class III director are Houston H. Harte and Richard M. Hochhauser. Both nominees are members of the present Board of Directors. The Board believes that both nominees will be available and able to serve as directors. If either nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, the Board may reduce the number of directors to eliminate the vacancy consistent with the requirement to maintain nearly equal classes, or the Board may fill the vacancy at a later date after selecting an appropriate nominee. Information with respect to the nominees is set forth in the section of this Proxy Statement entitled "Management -- Directors and Executive Officers."

            THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE "FOR"
               EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of February 15, 1999, the beneficial ownership of each current director, each nominee for director, each executive officer included in the Summary Compensation Table, the directors and executive officers as a group, and each stockholder known to management to own beneficially more than 5% of the Company's Common Stock. Except as noted below, each named person has sole voting power and dispositive power with respect to the shares shown.

                                                              NUMBER OF SHARES   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                      OF COMMON STOCK      CLASS
----------------------------------------                      ----------------   ----------
Houston H. Harte(2).........................................     12,677,468         17.8%
David L. Copeland(3)........................................      8,268,964         11.6%
Andrew B. Shelton Revocable Trust...........................      6,857,696          9.6%
Edward H. Harte.............................................      5,029,736          7.1%
Train, Smith Counsel LLC(4).................................      4,636,939          6.5%
Capital Research and Management Company(5)..................      4,385,600          6.2%
Larry Franklin(6)...........................................      3,864,964          5.4%
David L. Sinak(7)...........................................      3,750,006          5.3%
Christopher M. Harte(8).....................................        850,195          1.2%
Donald R. Crews(9)..........................................        780,500          1.1
Richard M. Hochhauser(10)...................................        700,500            *
Peter E. Gorman(11).........................................        239,500            *
Dr. Peter T. Flawn..........................................         15,468            *
Jacques D. Kerrest(12)......................................         14,274            *
James L. Johnson............................................          3,234            *
All Executive Officers and Directors as a Group (10
  persons)(13)..............................................     25,945,067         35.7

---------------

  *  Less than 1%.

 (1) The address of Train, Smith Counsel LLC is 667 Madison Avenue, New York, New York 10021. The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071. The address of David
     L. Sinak is c/o Hughes & Luce, L.L.P., 1717 Main Street,

     Suite 2800, Dallas, Texas 75201. The address of each other beneficial owner is c/o Harte-Hanks, Inc., 200 Concord Plaza Drive, Suite 800, San Antonio, Texas 78216.

 (2) Includes 2,250,000 shares in the aggregate owned by three trusts for which Mr. Harte serves as co-trustee with David L. Sinak and 750,000 shares owned by a trust for which Mr. Harte serves as a co-trustee with David L. Sinak and Christopher M. Harte and as to which Mr. Harte holds shared voting and dispositive power.

 (3) Includes 35,400 shares held as custodian for his children; 1,333,400 shares that are owned by 24 trusts for which Mr. Copeland serves as trustee or co-trustee and 6,857,696 shares owned by the Andrew B. Shelton Revocable Trust for which Mr. Copeland is the sole trustee.

 (4) Train, Smith Counsel LLC has shared dispositive power with respect to 1,967,292 shares and has no voting power with respect to 912,572 shares. Information with respect to Train, Smith Counsel LLC is based on a Schedule 13G filing dated February 8, 1999.

 (5) Capital Research and Management Company has sole dispositive power but no voting power as to these shares. Information with respect to Capital Research and Management Company is based on a February 8, 1999 Schedule 13G filing.

 (6) Includes 565,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days, 720,000 shares owned by three trusts for which Mr. Franklin serves as co-trustee and holds shared voting and dispositive power, and 120,000 shares held in trust for his children.

 (7) Represents shares owned by eight trusts for which Mr. Sinak serves as co-trustee and holds shared voting and dispositive power.

 (8) Includes 3,000 shares held in trust for his children, 750,000 shares owned by a trust for which Mr. Harte serves as co-trustee with David L. Sinak and Houston H. Harte and 83,334 shares owned by a trust for which Mr. Harte serves as a co-trustee with David L. Sinak and as to which Mr. Harte holds shared voting and dispositive power.

 (9) Includes 289,500 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

(10) Includes 439,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

(11) Includes 179,500 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

(12) Includes 228 shares held in trust for his children.

(13) Includes 1,473,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information about the current directors and executive officers of the Company. Each of the executive officers has held his position with the Company, or a similar position with the Company, for at least the past five years, except as noted below.

NAME                      AGE                     POSITION WITH COMPANY
----                      ---                     ---------------------
David L. Copeland.......  43    Director (Class I)
Dr. Peter T. Flawn......  73    Director (Class I)
Larry Franklin..........  56    Director (Class II); President and Chief Executive Officer
Christopher M. Harte....  51    Director (Class I)
Houston H. Harte........  72    Chairman, Board of Directors (Class III)
Richard M. Hochhauser...  54    Director (Class III); Executive Vice President and Chief
                                  Operating Officer; President, Harte-Hanks Direct
                                  Marketing
James L. Johnson........  71    Director (Class II)
Donald R. Crews.........  55    Senior Vice President, Legal; Secretary
Peter E. Gorman.........  50    Senior Vice President; President, Harte-Hanks Shoppers
Jacques D. Kerrest(1)...  51    Senior Vice President, Finance and Chief Financial Officer

---------------

(1) Prior to joining the Company in July 1997, Mr. Kerrest served as chief financial officer of Chancellor Broadcasting Company beginning in November 1995. Prior to that position, beginning in July 1993 he served as chief financial officer of Positive Communications, Inc.

     Class III directors are to be elected at the Annual Meeting. The term of Class I directors expires at the 2000 Annual Meeting of Stockholders, and the term of Class II directors expires at the 2001 Annual Meeting of Stockholders.

     David L. Copeland has served as a director of the Company since 1996. He has been employed by SIPCO, Inc., the management and investment company for the Andrew B. Shelton family, since 1980 and currently serves as its president. He also serves as a director of First Financial Bankshares, Inc.

     Dr. Peter T. Flawn, a director of the Company since 1985, is President Emeritus of the University of Texas at Austin. Dr. Flawn is Chairman of the Audit Committee of the Board of Directors and also serves as a director of El Paso Energy, Inc. and Hester Capital Management, LLC.

     Larry Franklin has served as a director of the Company since 1974 and as President and Chief Executive Officer of the Company since 1991. Mr. Franklin has held numerous positions since joining the Company in 1971, including Chief Financial Officer, and also serves as a director of John Wiley & Sons, Inc.

     Christopher M. Harte has served as a director of the Company since 1993. He is a private investor and served as president of the Portland Press Herald and Maine Sunday Telegram for approximately two years beginning June 1992. Prior to becoming president of the Portland newspapers, Mr. Harte spent nine years with Knight-Ridder Newspapers, during which time he served as president and publisher of two newspapers and in other positions. He also serves as a director of GeoKinetics, Inc. Mr. Harte is the nephew of Houston H. Harte.

     Houston H. Harte has served as a director of the Company since 1952 and as Chairman of the Board of Directors since 1972.

     Richard M. Hochhauser has served as Chief Operating Officer of the Company since January 1998 and has served as a director and Executive Vice President of the Company since 1996. He also has served as President of Harte-Hanks Direct Marketing since 1987 and has held numerous other positions since joining the Company in 1975.

     James L. Johnson, a director of the Company since 1994, is Chairman Emeritus of GTE Corporation. Mr. Johnson serves as a director of CellStar Corporation, Finova Group, Inc., GTE Corporation, Mutual of New York, Valero Energy Corporation and Walter Industries, Inc.

MEETING ATTENDANCE AND COMMITTEES OF THE BOARD

     The Board of Directors held eight meetings during 1998. Each member of the Board participated in at least 75% of all Board and committee meetings held during the period that he served as a director and/or committee member. The Board of Directors has established an audit committee and a compensation committee. The functions of these committees and their current members are described below.

     Audit Committee. The Audit Committee currently consists of Dr. Peter T. Flawn (Chairman) and James L. Johnson. The Audit Committee, which met three times during 1998, is responsible for monitoring the Company's internal audit function and its internal accounting controls, recommending to the Board of Directors the selection of independent auditors, considering the range of audit and non-audit fees and monitoring and reviewing the activities of the independent auditors.

     Compensation Committee. The Compensation Committee currently consists of James L. Johnson (Chairman) and Dr. Peter T. Flawn, both of whom are Non-Employee Directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934 and outside directors in accordance with Section 162(m) of the Code. The Compensation Committee, which met four times during 1998, recommends salary amounts for the Company's chief executive officer and other executive officers and makes the final determination regarding bonus arrangements and awards of stock options to such persons.

     The Board of Directors does not have a standing nominating committee or any other committee performing a similar function. The function customarily attributable to a nominating committee is performed by the Board of Directors as a whole.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the last three years to the Chief Executive Officer and each of the Company's other most highly compensated executive officers (based on total annual salary and bonus for 1998).

                                                 ANNUAL COMPENSATION
                                                 -------------------   OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR    SALARY    BONUS(1)   GRANTED   COMPENSATION(2)
---------------------------               ----   --------   --------   -------   ---------------
Larry Franklin..........................  1998   $800,000   $680,000   110,000       $14,920
  President and                           1997    750,000    750,000   110,000        14,800
  Chief Executive Officer                 1996    700,000    700,000   110,000        14,800
Richard M. Hochhauser...................  1998    440,000    360,800    90,000         1,920
  Executive Vice President and            1997    400,000    400,000    90,000         1,800
  Chief Operating Officer                 1996    380,000    197,600   110,000         1,800
Jacques D. Kerrest......................  1998    300,000    180,000    68,000            --
  Senior Vice President, Finance          1997    116,334     96,250   110,000            --
  and Chief Financial Officer             1996         --         --        --            --
Donald R. Crews.........................  1998    294,000    176,400    36,000         1,920
  Senior Vice President, Legal            1997    280,000    196,000    19,000         1,800
  and Secretary                           1996    270,000    189,000    20,000         1,800
Peter E. Gorman.........................  1998    290,000     82,940    36,000         1,920
  Senior Vice President; President,       1997    275,000    177,375    25,000         1,800
  Harte-Hanks Shoppers                    1996    246,000    172,200    84,000         1,800

---------------

(1) Bonus amounts are inclusive of payments received under the existing incentive compensation plan. Larry Franklin has elected to defer $480,000, $450,000 and $400,000 of the total bonuses payable to him in 1998, 1997 and 1996, respectively, in accordance with the Company's deferred compensation plan.

(2) Consisted of matching contributions made by the Company on behalf of the respective individual under the Company's 401(k) plan and $13,000 in premiums paid annually by the Company on a split-dollar policy insuring the life of Larry Franklin.

OPTION GRANTS DURING 1998

     The following table sets forth certain information concerning options to purchase Common Stock granted in 1998 to the individuals named in the Summary Compensation Table.

                                       % OF
                                      TOTAL
                                     OPTIONS
                                    GRANTED TO               MARKET                       POTENTIAL STOCK APPRECIATION
                         OPTIONS    EMPLOYEES    EXERCISE   PRICE AT    EXPIRATION     ----------------------------------
NAME                     GRANTED     IN 1998      PRICE      GRANT         DATE           0%        63%(1)      159%(1)
----                     -------    ----------   --------   --------   -------------   --------   ----------   ----------
Larry Franklin.........  100,000(2)    7.6%      $17.594    $17.594    January, 2008   $     --   $1,106,461   $2,803,991
                         10,000(3)     0.8%        1.000     17.594    January, 2008    165,938      276,584      446,337
Richard M.                             6.1%       17.875     17.875    January, 2008         --      899,319    2,279,052
  Hochhauser...........  80,000(2)
                         10,000(3)     0.8%        1.000     17.875    January, 2008    168,750      281,165      453,631
Jacques D. Kerrest.....  60,000(2)     4.6%       17.875     17.875    January, 2008         --      674,489    1,709,289
                          8,000(3)     0.6%         1.00     17.875    January, 2008    135,000      224,932      362,905
Donald R. Crews........  30,000(2)     2.3%       17.875     17.875    January, 2008         --      337,245      854,644
                          6,000(3)     0.5%        1.000     17.875    January, 2008    101,250      168,699      272,179
Peter E. Gorman........  30,000(2)     2.3%       17.875     17.875    January, 2008         --      337,245      854,644
                          6,000(3)     0.5%        1.000     17.875    January, 2008    101,250      168,699      272,179

---------------

(1) Assumed annual compounded rates of stock price appreciation of 5% (63%) and 10% (159%) over the term of the grant applied to market price at date of grant.

(2) Options become exercisable in installments over five years and expire on the tenth anniversary of the date of grant.

(3) Performance options have been granted at exercise prices of $1.00 per share. The performance options are exercisable only after the third, and prior to the tenth, anniversary of the date of grant. The timing at which the options become exercisable depends upon the extent to which the Company achieves certain goals that are established at the time the options are granted.

AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning option exercises during 1998 and unexercised options held at December 31, 1998 by the individuals named in the Summary Compensation Table.

                                                                NUMBER OF               VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                              SHARES                        DECEMBER 31, 1998           DECEMBER 31, 1998(1)
                             ACQUIRED       VALUE      ---------------------------   ---------------------------
NAME                        ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   ----------   -----------   -------------   -----------   -------------
Larry Franklin............    60,000      $  901,250     480,000        555,000      $12,575,002    $10,143,751
Richard M. Hochhauser.....    31,400         469,692     459,000        395,000       11,915,001      6,806,875
Jacques D. Kerrest........        --              --          --        178,000               --      2,516,875
Donald R. Crews...........    42,000         630,875     313,500         93,000        8,147,251      1,527,500
Peter E. Gorman...........    66,000       1,405,500     175,500        160,000        4,583,251      2,781,250

---------------

(1) The value is the amount by which the market value of the underlying stock at December 31, 1998 ($28.50) exceeds the aggregate exercise prices of the options.

RETIREMENT BENEFIT PLAN

     In addition to a defined benefit pension plan which is qualified under
Section 401 of the Code, the Company has established for certain individuals an unfunded, non-qualified pension restoration plan. The annual pension benefit under the plans, taken together, is largely determined by the number of years of employment multiplied by a percentage of the participant's final average earnings (earnings during the highest five consecutive years). The qualified plan was frozen as of December 31, 1998, and no further benefits will accrue under that plan. In addition, the Code places certain limitations on the amount of pension benefits that may be paid under qualified plans. Any benefits payable to participants in the pension restoration plan in excess of those payable from the qualified plan will be paid under the pension restoration plan.

     The table below may be used to calculate the approximate annual benefits payable at retirement at age 65 under the Company's defined benefit pension plan and pension restoration plan to individuals in specified remuneration and years-of-service classifications. The benefits are not subject to any reduction for social security benefits or other offset amounts.

             HIGHEST 5 YEAR                            YEARS OF CREDITED SERVICE
                AVERAGE                   ----------------------------------------------------
              REMUNERATION                   15         20         25         30         35
             --------------               --------   --------   --------   --------   --------
$150,000................................  $ 34,090   $ 45,453   $ 56,817   $ 68,180   $ 79,543
 250,000................................    58,840     78,453     98,067    117,680    137,293
 350,000................................    83,590    111,453    139,317    167,180    195,043
 450,000................................   108,340    144,453    180,567    216,680    252,793
 550,000................................   133,090    177,453    221,817    266,180    310,543
 650,000................................   157,840    210,453    263,067    315,680    368,293
 750,000................................   182,590    243,453    304,317    365,180    426,043
 850,000................................   207,340    276,453    345,567    414,680    483,793
 950,000................................   232,090    309,453    387,817    464,180    541,543

     The compensation included in the Summary Compensation Table under salary and bonuses qualifies as remuneration for purposes of the Company's defined benefit pension plan and pension restoration plan, except that there are limits on the amounts of bonuses taken into consideration under the pension restoration plan. For purposes of the plans, the officers named in the Summary Compensation Table have the following years of service: Mr. Franklin: 27 years; Mr.
Hochhauser: 23 years; Mr. Crews: 16 years; Mr. Gorman: 18 years and Mr. Kerrest:
2 years.

COMPENSATION OF DIRECTORS

     Directors who are not employees or otherwise affiliates of the Company receive annual director's fees of $47,000 and are reimbursed for certain out of pocket expenses. Directors who are employees or are otherwise affiliates of the Company do not receive director's fees. Under the Harte-Hanks, Inc. 1998 Director Stock Plan non-employee directors may elect to receive all or a portion of the cash compensation otherwise payable for such director's services in Common Stock of the Company based upon fair market value. During 1998, David L. Copeland, Dr. Peter T. Flawn, Christopher M. Harte and James L. Johnson each received director's fees in cash or in stock of $47,000.

SEVERANCE AGREEMENTS

     In July 1993, the Company entered into a severance agreement with Larry Franklin. If Mr. Franklin is terminated from his position as President and Chief Executive Officer of the Company other than for "cause" (as defined) or if Mr. Franklin terminates his employment after specified adverse actions are taken by the Company, he will be entitled to severance compensation in a lump sum cash amount equal to 200% of the sum of (A) the annual base salary in effect just prior to termination, plus (B) the average of the bonus or incentive compensation for the two fiscal years preceding the termination. In addition to the cash compensation, upon Mr. Franklin's termination, the Company will continue to provide certain benefits for a two year period and all options previously granted to Mr. Franklin will immediately vest and become fully exercisable.

     The Company has also entered into severance agreements with Donald R. Crews, Peter E. Gorman, Richard M. Hochhauser and Jacques D. Kerrest. If after a "change in control" (as defined) of the Company, any of the above executives is terminated other than for "cause," or elects to terminate his employment under specified circumstances, the executive will be entitled to severance compensation in a lump sum cash amount equal to 200% of the sum of (A) the annual base salary in effect immediately prior to the change in control, plus
(B) the average of the bonus or incentive compensation for the two fiscal years preceding the change in control. In addition, a terminated executive will receive a cash payment sufficient to cover health insurance premiums for a period of 18 months. Upon a change in control, all options previously granted to the executive will immediately vest and become fully exercisable. Under limited circumstances the above-described executives may be entitled to the foregoing benefits upon termination of employment before a "change in control" occurs.

     In no event will the Company be required to make to any of the foregoing executives any payment under such agreements that would result, in the opinion of tax counsel, in an "excess parachute payment" within the meaning of Section 280G of the Code and the imposition of an excise tax under Section 4999 of the Code.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Committee is responsible for recommending to the full Board of Directors salary amounts for the Company's Chief Executive Officer and other executive officers and making the final determination regarding bonus arrangements and awards of stock options to such persons.

     Compensation to executives is designed to attract and retain superior talent, to motivate the performance of executives in support of the achievement of the Company's strategic financial and operating performance objectives, and to reward performance that meets this standard. The Company is engaged in highly competitive businesses and must attract and retain qualified executives in order to be successful. In 1998, executive compensation comprised the following elements:

          Base Salary. The base salary for the Chief Executive Officer and the other executive officers of the Company was determined after review of publicly available information concerning the base salaries of executives with similar responsibilities in companies engaged in businesses similar to the Company's core businesses (which may include, but are not necessarily the same as, those included in the Peer Group Index) and the responsibilities of each executive officer, particularly in view of the fact that the decentralized management philosophy of the Company relies heavily on the direct action of the Company's executives in pursuit of Company goals.

          Annual Incentive Compensation. Year-end cash bonuses are designed to motivate the Chief Executive Officer and the other executive officers to achieve specific annual financial and other goals based on the strategic financial and operating performance objectives of the Company overall, as well as each core business. In conjunction with the Committee's review of the strategic and operating plans of the Company and each core business at the beginning of 1998, the Committee established incremental target performance levels for each executive officer based on the operating profit and earnings per share growth goals of the Company and, if the executive was responsible for a core business, the goals of the core business. Bonus amounts were paid to the executive based on the target performance level reached.

          Stock Option Plan. The 1991 Stock Option Plan forms the basis of the Company's long-term incentive plan for executives. The Committee believes that a significant portion of executive compensation should be dependent on value created for the stockholders. Stock options are generally granted annually. In 1998, certain options were granted at fair market value on the date of grant and become exercisable in installments over five years from such date if the option holder is still employed. Other options were granted below fair market value but only become exercisable nine years after their date of grant unless at the end of three years the Company has reached specific financial performance levels established at the time of grant. In selecting recipients for option grants and in determining the size of such grants, the Committee considered various factors including the overall performance of the Company and the recipient.

     Executives also receive benefits typically offered to executives by companies engaged in businesses similar to the Company's core businesses and various benefits generally available to employees of the Company (such as health insurance).

     It is the Company's policy to qualify compensation paid to executive officers for deductibility under applicable provisions of the Internal Revenue Code, including Section 162(m). However, the Company may determine from time to time to pay compensation to its executive officers that may not be deductible.

     In making its decisions, the Compensation Committee takes into account, primarily on a subjective basis, factors relevant to the specific compensation component being considered, including compensation paid by other companies of comparable size in businesses similar to the Company's core businesses, the generation of income and cash flow by the Company as a whole and the individual core businesses, the attainment of annual individual and business objectives and an assessment of business performance against companies of comparable size in businesses similar to the Company's core businesses, the executive officer's level of responsibility and the contributions the Company expects the executive to make in support of the Company's strategies.

     1998 Compensation of Chief Executive Officer. The base salary of Mr. Franklin for 1998 was $800,000, an increase of 6.7% over his base salary in 1997. Mr. Franklin's bonus potential was targeted at 50% of base salary, with a potential range of 0%-100% of base salary. Mr. Franklin's 1998 cash bonus, which was based on the degree of attainment of financial goals established at the beginning of 1998, reflects the fact that in 1998 the Company's revenues, operating income and earnings per share from the Company's current businesses increased substantially. In 1998 Mr. Franklin received two option grants under the Company's 1991 Stock Option Plan, and in making those grants the Committee took into consideration the factors described above under the caption "Stock Option Plan."

                             COMPENSATION COMMITTEE

            James L. Johnson, Chairman            Dr. Peter T. Flawn

COMPARISON OF SHAREHOLDER RETURN

     The following graph compares the cumulative total return of the Company's Common Stock during the period December 31, 1993 to December 31, 1998 with the S&P 500 Index and a peer group selected by the Company.

     The S&P 500 Index includes 500 United States companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The peer group selected by the Company, which also is weighted by market capitalization, includes Acxiom Corporation, Catalina Marketing Corporation, R.R. Donnelley & Sons Company, Dow Jones & Company, Inc., Gannett Co., Inc., Knight-Ridder, Inc., M/A/R/C Inc., The New York Times Company, The Times Mirror Company and Tribune Company.

     The graph depicts the results of investing $100 in the Company's Common Stock, the S&P 500 Index and the peer group selected by the Company at closing prices on December 31, 1993. It assumes that all dividends were reinvested.

                           TOTAL SHAREHOLDER RETURNS
[GRAPH]

               MEASUREMENT PERIOD                   HARTE-HANKS,
             (FISCAL YEAR COVERED)                      INC.           PEER GROUP         S&P 500
12/31/93                                                       100               100               100
12/31/94                                                       100             93.69            101.32
12/31/95                                                    152.53            122.75            139.40
12/31/96                                                    214.92            144.90            171.40
12/31/97                                                    287.33            214.20            228.59
12/31/98                                                    443.82            226.60            293.91
1997
1998

                              INDEPENDENT AUDITORS

     KPMG LLP, independent certified public accountants, has been selected by the Board of Directors as the Company's independent auditor for the year 1999. Representatives of KPMG LLP, who were also the Company's independent auditors for the year 1998, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

     A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at the Company's next annual meeting that is received at the Company's principal executive office by December 27, 1999 will be included in the Company's proxy statement and form of proxy for that meeting.

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. Officers of the Company may solicit proxies by mail, telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Common Stock.

                              FINANCIAL STATEMENTS

     A copy of the Company's 1998 Annual Report containing audited financial statements accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

                                            By Order of the Board of Directors

                                            DONALD R. CREWS
                                            Senior Vice President, Legal and
                                            Secretary

March 26, 1999

SKU 1235-PS-99

                                  DETACH HERE
--------------------------------------------------------------------------------


                                     PROXY

                               HARTE-HANKS, INC.


        BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      AT 10:00 A.M., TUESDAY, MAY 4, 1999
                      200 CONCORD PLAZA DRIVE, FIRST FLOOR
                            SAN ANTONIO, TEXAS 78216


     The undersigned stockholder of Harte-Hanks, Inc. (the "Company") hereby revokes any proxy or proxies previously granted and appoints Larry Franklin and Houston H. Harte or either of them as proxies, each with full powers of substitution and resubstitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1), THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (2). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

-----------                                                       -----------
SEE REVERSE                                                       SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE
-----------                                                       -----------

HARTE-HANKS, INC.

c/o EquiServe
P.O. Box 8040
Boston, MA 02266-8040



















                                  DETACH HERE
--------------------------------------------------------------------------------
[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

1.   Election of Directors.                                      2. On any other business that may properly come before the meeting, hereby revoking any proxy or proxies heretofore
     Nominees: Houston H. Harte and Richard M. Hochhauser           given by the undersigned.

               FOR            WITHHELD

               [ ]              [ ]

[ ]
   ------------------------------------------------------
   For both nominees except as noted above
                                                                    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]



                                                                    PLEASE SIGN, DATE AND MAIL, TODAY.

                                                                    (Joint owners must EACH sign. Please sign EXACTLY as your name appears on this card. When signing as attorney, trustee,
                                                                    executor, administrator, guardian or corporate officer, please give your FULL title.)



Signature:                                 Date:               Signature:                                 Date:
          -------------------------------       -------------            -------------------------------       -------------